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                                                                   EXHIBIT 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 1996 (except with respect to matters discussed in Note 14 as to which the dates are April 22, 1996, April 29, 1996, June 10, 1996 and June 21, 1996) included in the Genesee & Wyoming Inc.'s Registration Statement S-1 (Registration No. 333-3972) and all references to our firm included in this Registration Statement Form S-8.

                                                       /s/ Arthur Andersen

Chicago, Illinois
July 30, 1996